Exhibit  99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:                 Walter Ida

(808) 946-1400

Territorial Bancorp Inc.

Announces Results of Annual Meeting

Honolulu, Hawaii, May 18, 2023 - Territorial Bancorp Inc., (NASDAQ: TBNK) (the “Company”), headquartered in Honolulu, Hawaii, the holding company parent of Territorial Savings Bank, announces the results of its 2023 Annual Meeting of Stockholders held on May 18, 2023.

Two members of the Board of Directors, Howard Y. Ikeda and Jan M. Sam were each elected to serve for a three-year term. Stockholders also ratified the appointment of Moss Adams LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023, approved the Company’s compensation of named executive officers on an advisory basis and recommended an annual vote on executive compensation.

Territorial Savings Bank is a state chartered savings bank that was originally chartered in 1921 by the Territory of Hawaii. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawaii and has 29 branch offices in the State of Hawaii.